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                                                                    Exhibit 10.2

                            INDEMNIFICATION AGREEMENT
                                   (Directors)

         THIS AGREEMENT is made and entered into this 26th day of August, 1996, between Dura Pharmaceuticals, Inc., a California corporation ("Corporation"), and ___________________ ("Director").

                                    RECITALS

         WHEREAS, Director, a member of the Board of Directors of Corporation, performs a valuable service in such capacity for Corporation; and

         WHEREAS, the Articles of Incorporation of Corporation authorize and permit contracts between Corporation and the members of its Board of Directors with respect to indemnification of such directors; and

         WHEREAS, by its terms the California General Corporation Law currently purports to be the controlling law governing the Corporation with respect to certain aspects of corporate law, including indemnification of directors and officers; and

         WHEREAS, in accordance with the authorization provided by the California General Corporation Law, as amended ("Code"), Corporation may purchase and maintain a policy or policies of Directors and Officers Liability Insurance ("D & 0 Insurance"), covering certain liabilities which may be incurred by its directors and officers in the performance of services as directors and officers of Corporation; and

         WHEREAS, as a result of recent developments affecting the terms, scope and availability of D & 0 insurance there exists general uncertainty as to the extent and overall desirability of protection afforded members of the Board of Directors by such D & 0 Insurance, if any, and by statutory and bylaw indemnification provisions; and

         WHEREAS, in order to induce Director to continue to serve as a Member of the Board of Directors of Corporation, Corporation has determined and agreed to enter into this contract with Director;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of Director's continued service as a director after the date hereof, the parties hereto agree as follows:

         1. Indemnity of Director. Corporation hereby agrees to hold harmless and indemnify Director to the fullest extent authorized by the provisions of the Code, as it may be amended from time to time.
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         2. Additional Indemnity. Subject only to the limitations set forth in
Section 3 hereof, Corporation hereby further agrees to hold harmless and indemnify Director:

            (a) against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of Corporation) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

            (b) otherwise to the fullest extent as may be provided to Director by Corporation under THE indemnification non-exclusivity provision of the Articles of Incorporation of Corporation and the Code.

         3. Limitations on Additional Indemnity.

         (a) No indemnity pursuant to Section 2 hereof shall be paid by Corporation for any of the following:

            (i) except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of such losses for which Director is indemnified pursuant to Section 1 hereof or pursuant to any D & 0 Insurance purchased and maintained by Corporation;

            (ii) IN RESPECT TO REMUNERATION PAID TO DIRECTOR IF IT SHALL BE DETERMINED BY A FINAL JUDGMENT OR OTHER FINAL ADJUDICATION THAT SOME REMUNERATION WAS IN VIOLATION OF LAW;

            (iii) ON ACCOUNT OF ANY SUIT IN WHICH JUDGMENT IS RENDERED AGAINST DIRECTOR FOR AN ACCOUNTING OF PROFITS MADE FROM THE PURCHASE OR SALE BY DIRECTOR OF SECURITIES OF CORPORATION PURSUANT TO THE PROVISIONS OF SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934 AND AMENDMENTS THERETO OR SIMILAR PROVISIONS OF ANY FEDERAL, STATE OR LOCAL STATUTORY LAW;

            (vi) on account of Director's acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

            (v) on account of or arising in response to any action, suit or proceeding (other than an action, suit or proceeding referred to in Section 8(b) hereof) initiated by Director or any of Director's affiliates against Corporation or against any officer, director or shareholder of Corporation unless proceeding was authorized by the board of directors of Corporation;

            (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; or
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            (vii) on account of any action, suit or proceeding to the extent that Director is a plaintiff, a counter-complainant or a cross-complainant therein (other than an action, suite or proceeding permitted by Section 3(a)(v) hereof).

         (b) In addition to those limitations set forth above in paragraph (a) of this Section 3, no indemnity pursuant to Section 2 hereof in an action by or in the right of Corporation shall be paid by Corporation for any of the following:

            (i) on account of acts or omissions that Director believes to be contrary to the best interests of Corporation or its shareholders or that involve the absence of good faith on the part of Director;

            (ii) with respect to any transaction from which Director derived an improper personal benefit;

            (iii) on account of acts or omissions that show a reckless disregard for Director's duty to Corporation or its shareholders in circumstances in which Director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to Corporation or its shareholders;

            (iv) on account of acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of Director's duty to Corporation or its shareholders;

            (v) to the extent prohibited by Section 310 of the California Corporations Code, "Contracts in which director has material financial interest;"

            (vi) to the extent prohibited by Section 316 of the California Corporations Code, "Corporation actions subjecting directors to joint and several liability;"

            (vii) in respect of any claim, issue or matter as to which Director shall have been adjudged to be liable to Corporation in the performance of Director's duty to Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Director is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

            (viii) of amounts paid in settling or otherwise disposing of a pending action without court approval; and

            (ix) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.
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         4.  Contribution. If the indemnification provided in Sections 1 and 2 is unavailable and may not be paid to Director for any reason other than those set forth in Section 3 (excluding subsections 3(b) (viii) and (ix)), then in respect of any threatened, pending or completed action, suit or proceeding in which Corporation is or is alleged to be jointly liable with Director (or would be if joined in such action, suit or proceeding), Corporation shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Director in such proportion as is appropriate to reflect (i) the relative benefits received by Corporation on the one hand and Director on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) to relative fault of Corporation on the one hand and of Director on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of Corporation on the one hand and of Director on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

         5. Continuation of Obligations. All agreements and obligations of Corporation contained herein shall continue during the period Director is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Director was serving Corporation or any such other entity in any capacity referred to herein.

         6. Notification and Defense of Claim. Promptly after receipt by Director of notice of the commencement of any action, suit or proceeding, Director will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Director otherwise, than under this Agreement. With respect to any such action, suit or proceeding as to which Director notifies Corporation of the commencement thereof:

         (a) Corporation will be entitled to participate therein at its own expense;

         (b) Except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Director. After notice from Corporation to Director of its election so as to assume the defense thereof, Corporation will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ its counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the
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defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by Corporation, (ii) Director shall have reasonably concluded that there may be a conflict of interest between Corporation and Director in the conduct of the defense of such action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Director shall have made the conclusion provided for in (ii) above; and

         (c) Corporation shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Director without Director's written consent. Neither Corporation nor Director will unreasonably withhold its consent to any proposed settlement.

         7.  Advancement and Repayment of Expenses.

         (a) In the event that Director employs his own counsel pursuant to Section (b)(i) through (iii) above, Corporation shall advance to Director, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented to Director for such expenses; provided, however, Corporation shall not be required to advance such expenses to Director in connection with any action, suit or proceeding brought by Corporation and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by Director, disclosure of confidential information in violation of Director's fiduciary or contractual obligations to Corporation, or any other willful and deliberate breach in bad faith of Director's duty to Corporation or its sharholders.

         (b) Director agrees that Director will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Director in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that Director is not entitled, under applicable law, the Bylaws, this Agreement and otherwise, to be indemnified by Corporation for such expenses.

         8.  Enforcement.

         (a) Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Director to continue as a director of Corporation, and acknowledges that Director is relying upon this Agreement in continuing in such capacity.
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         (b) In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Corporation shall reimburse Director for all of Director's reasonable attorneys' fees and expenses in bringing and pursuing such action.

         9. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable to any extent for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof, and the affected provision shall be construed and enforced so as to effectuate the parties' intent to the maximum extent possible.

         10. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California.

         11. Binding Effect. This Agreement shall be binding upon Director and upon Corporation, its successors and assigns, and shall inure to the benefit of Director, his or her heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

         12. Amendment and Termination. No amendment, modification, waiver, termination or cancellation of this Agreement shall be effective for any purpose unless set forth in writing signed by both parties hereto.

         13. Subrogation. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable Corporation effectively to bring suit to enforce such rights.

         14. Non-Exclusivity of Rights. The rights conferred on Director by this Agreement shall not be exclusive of any other right which Director may have or hereafter acquire under any statute, provision of Corporation's Articles of Incorporation or Bylaws, agreement vote of shareholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office.

         15. Survival of Rights. The rights conferred on Director by this Agreement shall continue after Director has ceased to be a director, officer, employee or other agent of Corporaton and shall inure to the benefit of Director's heirs, executors and administrators.
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

DIRECTOR:                               CORPORATION:
                                        DURA PHARMACEUTICALS, INC.

                                        By:
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(Signature)                                (Signature)

                                        Cam L. Garner, Chairman, President & CEO
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Printed Name                            Printed Name and Title